EXHIBIT 10.1

SHARE PURCHASE AGREEMENT

This Agreement made as of the 14th day of August, 2007 ("Agreement"), by and between Lauren Scott, with an address at P.O. Box 152112, San Diego, CA 92195 ("Seller"), and Xtreme Products, Inc., A Nevada Corporation, with an address at 2120 Jadeleaf Ct, La Vegas, NV 89502 ("Purchaser").

W I T N E S S E T H:

WHEREAS, Seller is the record owner and holder of 5,000,000 Common Shares, par value $.001 par value, (the "Shares"), of Belarus Capital Corp., a Colorado corporation ("Corporation"), which Corporation has 5,000,000 shares of common stock, issued and outstanding as of the date of this Agreement.

WHEREAS, Purchaser desires to purchase all 5,000,000 of the Shares from Seller, which constitutes 100% of the Corporation's issued and outstanding shares as of the date of this Agreement and Seller desires to sell such Shares upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and sale of the Corporation's Shares, it is hereby agreed, as follows:

1. PURCHASE AND SALE OF SHARES. Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase at the Closing and the Seller agrees to sell to Purchaser at the Closing, 5,000,000 of Seller's Shares for a total price of One Hundred Twenty Five Thousand and 00/100 dollars ($125,000.00) and One Million (1,000,000) shares of Common Stock in Xtreme Products Inc. to be converted ono to one into the public stock in Belarus (the "Purchase Price").

2. GOOD FAITH DEPOSIT. At the signing of this Agreement, Purchaser agrees to wire transfer to an account to be designated by Seller, the sum of Twenty-Five Thousand and 00/100 dollars ($25,000.00) as an initial non-refundable deposit to Seller. At the Closing, as defined below, Purchaser will pay the balance of the Purchase Price, One Hundred Thousand and 00/100 dollars ($100,000.00) to Seller by wire transfer.

3. CLOSING. The closing of the sale of the Transferred Shares for the Purchase Price (the "Closing") shall take place at Belarus’s office 9595 Wilshire Blvd., Suite 900, Beverly Hills, CA 90212 no later than the close of business (Los Angeles County time) on or before August 16, 2007 or at such other place, date and time as the parties may agree in writing. Seller shall convey also to Purchaser upon closing, dominion and control, right, title and interest to all of authorized, but yet uninsured shares of common and preferred stock of Belarus Capital Corp.

 At the Closing, Buyer shall deliver to Seller, fully executed certificates in the name of any designate identified by Seller, representing up to One Million (1,000,000) shares of common stock in Belarus Capital Corp. Said shares shall bear no restriction other than that provided for by the regulations of the Securities Act.

At the Closing, Seller will deliver the following to Purchaser's (A) the certificates representing the Shares transferred hereunder, duly endorsed for transfer to the Purchaser or accompanied by appropriate stock powers, (B) the original of the Certificate of Incorporation and bylaws, (C) all corporate books and records (including all accounting records and SEC filings to date); and (D) written resignations of incumbent directors and officers of the Corporation (the "Closing Documents").

4. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller, as sole director and officer of Corporation, hereby represents and warrants to Purchaser that:

(i) Corporation is a corporation duly organized and validly existing and in good standing under the laws of the State of Colorado and has the corporate power and authority to carry on the business it is now being conducted. Corporation and/or Seller do not require any consent and/or authorization, declaration or filing with any government or regulatory authority to undertake any actions herein;
(ii) Corporation has filed with the United States Securities and Exchange Commission (`SEC") a registration statement on Form 10-SB effective pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant to Section 12(g) thereunder.
(iii) Corporation has timely filed and is current on all reports required to be filed by it pursuant to Sections 13 and 15 of the Securities Exchange Act of 1934.
(iv) Corporation is newly formed with no financial information available other than the financial information included in its SEC filings;
(v) There are no legal actions, suits, arbitrations, or other administrative, legal or governmental proceedings threatened or pending against the Corporation and/or Seller or against the Seller or other employee, officer, director or stockholder of Corporation. Additionally, Seller is not aware of any facts which may/might result in or form a basis of such action, suit, arbitration or other proceeding on any basis whatsoever;
(vi) The Corporation has no subsidiaries or any direct or indirect ownership interest in any other corporation, partnership, association, firm or business in any manner;
(vii) The Corporation and/or Seller does not have in effect nor has any present intention to put into effect any employment agreements, deferred compensation, pension retirement agreements or arrangements, options arrangements, bonus, stock purchase agreements, incentive or profit-sharing plans;
(viii) No person or firm has, or will have, any right, interest or valid claim against the Corporation for any commission, fee or other compensation in connection with the sale of the Shares herein as a finder or broker or in any similar capacity as a result of any act or omission by the Corporation and/or Seller or anyone acting on behalf of the Corporation and/or Seller;
(ix) The business and operation of the Corporation has and will be conducted in accordance with all applicable laws, rules, regulations, judgments. Neither the execution, delivery or performance of this Agreement (A) violates the Corporation's by- laws, Certificate of Incorporation, Shareholder Agreements or any existing resolutions; and, (B) will cause the Corporation to lose any benefit or any right or privilege it enjoys under the Securities Act ("Act") or other applicable state securities laws;
(x) Corporation has not conducted any business and/or entered into any agreements with third-parties;
(xi) This Agreement has been duly executed and delivered by constitutes a valid and binding instrument, enforceable in accordance with its terms and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which Corporation and/or Seller a party or by which they are bound;
(xii) Seller is the legal and beneficial owner of the Shares and has good and marketable title thereto, free and clear of any liens, claims, rights and encumbrances;
(xiii)Seller warrants that the Corporation being transferred shall be transferred with no liabilities and little or no assets, and shall defend and hold Purchaser and the Corporation harmless against any action by any third party against either of them arising out of, or as a consequence of, any act or omission of Seller or the Corporation prior to, or during the closing contemplated by this contract of sale; and,
(xiv) The information contained on Exhibit A is true and correct.

5. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to Seller that:

(i) Purchaser has the power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding instrument, enforceable in accordance with its terms;
(ii) The execution, delivery and performance of this Agreement is in compliance with and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which Purchaser is a party or by which Purchaser is bound;
(iii) At no time was Purchaser presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising; and,
(iv) Purchaser is purchasing the Shares solely for his own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution of any portion thereof in violation of any applicable securities law.
(v) The Purchaser is an "accredited investor" as defined under Rule 501 under the Securities Act.
(vi) Purchaser hereby agrees that such shares are restricted pursuant to Rule 144 and therefore subject to Rule 144 resale requirements.

6. NOTICES. Notice shall be given by certified mail, return receipt requested, the date of notice being deemed the date of postmarking. Notice, unless either party has notified the other of an alternative address as provided hereunder, shall be sent to the address as set forth herein:

Seller:	Lauren Scott
President and Director
   BELARUS CAPITAL CORP.
   P.O. Box 152112
San Diego, CA 92195

Purchaser:	Xtreme Products, Inc..
2120 Jadeleaf Ct
Las Vegas, NV 89134

7. GOVERNING LAW. This Agreement shall be interpreted and governed in accordance with the laws of the State of Colorado. The parties herein waive trial by jury. In the event that litigation results or arise out of this Agreement or the performance thereof, the parties agree that the prevailing party is entitled to reimbursement for the non-prevailing party of reasonable attorney's fee, costs, expenses, in addition to any other relief to which the prevailing party may be entitled.

8. CONDITIONS TO CLOSING. The Closing is conditioned upon the fulfillment by the Seller of the satisfaction of the representations and warranties made herein being true and correct in all material respects as of the date of Closing.

9. SEVERABILITY. In the event that any term, covenant, condition, or other provision contained herein is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the invalidity of any such term, covenant, condition, provision or Agreement shall in no way affect any other term, covenant, condition or provision or Agreement contained herein, which shall remain in full force and effect.

10. ENTIRE AGREEMENT. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof. This Agreement has been entered into after full investigation.

11. INVALIDITY. If any paragraph of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or effect any other clause, Paragraph, section or part of this Agreement.

12. GENDER AND NUMBER; SECTION HEADINGS. Words importing a particular gender mean and include the other gender and words importing a singular number mean and include the plural number and vice versa, unless the context clearly indicated to the contrary. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

13. AMENDMENTS. No amendments or additions to this Agreement shall be binding unless in writing, signed by both parties, except as herein otherwise provided.

14. ASSIGNMENT. Neither party may assign this Agreement without the express written consent of the other party. Any agreed assignment by the Seller shall be effectuated by all the necessary corporate authorizations and governmental and/or regulatory filings.

15. CLOSING DOCUMENTS. Seller and Purchaser agree, at any time, to execute, and acknowledge where appropriate, and to deliver any and all documents/instruments, and take such further action, which may necessary to carry out the terms, conditions, purpose and intentions of this Agreement. This paragraph shall survive the Closing.

16. EXCLUSIVE AGREEMENT; AMENDMENT. This Agreement supersedes all prior agreements or understandings among the parties with respect to its subject matter with respect thereto and cannot be changed or terminated orally.

17. FACSIMILE SIGNATURES. Execution of this Agreement and delivery of signed copies thereof by facsimile signatures from the parties hereto or their agents is acceptable to the parties who waive any objections or defenses based upon lack of an original signature.

18. PUBLICITY. Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the other to the contents and the manner of presentation and publication thereof.

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have signed this Agreement by their duly authorized officers the day and year first above written.

Xtreme Products, Inc..

Neil S. Roth
By:
Its: President

___________________________
Lauren Scott

BELARUS CAPITAL CORP.
A COLORADO CORPORATION

Belarus Capital Corp., a Colorado corporation ("Company"), is a fully reporting company and its Common Stock is registered under the Securities Exchange Act of 1934, as amended.

The Company's management believes that there are certain benefits of being a reporting public company, and that certain private company (domestic or foreign) may seek to gain these advantages through a reverse merger with the Company because its shares may thereby be quoted on the United States secondary market such as the NYSE, NASDAQ, Amex, and the OTC Bulletin Board (OTC-BB).

CORPORATE INFORMATION

Legal Name of Public Shell:	BELARUS CAPITAL CORP.
SEC FILE / CIK Numbers:	000-52249/0001377201
SEC Reporting Status:	Public reporting, current in all
SEC filings to date.
SEC Form 10-SB Effective Date	November 4, 2006
State of Incorporation and Date of Formation:	State of Colorado on December 29, 2005
Net Equity:	-0-
Underwriter:	Self
Date of fiscal year-end:	06/30
Total and pending liabilities:	None

STOCK INFORMATION

Classes of Preferred Stock, at $0.001 par value - Stock Common stock, at $0.001 par value

Authorized Capitalization: 100,000,000 Common Shares - 20,000,000 Preferred Shares

Capital Stock:
Shares: Issued and Outstanding: 5,000,000 Common Shares; -0- Preferred Shares, none designated

Warrants and Options Outstanding: None

OTC-BB Trading Symbol: Form 211 (15c2-11) to be filed with NASD Regulations, Inc. (NASDAQ) through a sponsoring market maker upon consummation of business combination.

Market Makers: To be appointed upon consummation of business combination

Transfer Agent: It is anticipated that Holladay Stock Transfer, Inc. of Scottsdale, AZ will act as transfer agent for the Company's Agent and common stock. However, the Company may appoint a different transfer agent or act as its own until a merger candidate

Registrar: can be identified.